EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-361771 and No. 333-79531 of North Valley Bancorp on Form S-8 of our report dated January 31, 2002, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2001.



Sacramento, California
March 28, 2002